UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

 (Address of principal executive office) (Zip Code)

(832) 796-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 22, 2018, at the Company’s annual meeting of stockholders (the “Annual Meeting”), the stockholders elected each of the following individuals to serve on the Board of Directors for a term of one year, or until his or her successor is duly elected and qualified, with the votes, rounded to the nearest whole share, cast as follows:

JOHN D. GASS	For:	392,121,847
	Against:	21,629,930
	Abstain:	734,694
	Nonvotes:	102,817,606

CATHERINE A. KEHR	For:	396,299,422
	Against:	16,002,794
	Abstain:	2,184,255
	Nonvotes:	102,817,606

GREG D. KERLEY	For:	397,107,800
	Against:	16,735,826
	Abstain:	642,845
	Nonvotes:	102,817,606

JON A. MARSHALL	For:	403,613,166
	Against:	9,295,263
	Abstain:	1,578,042
	Nonvotes:	102,817,606

PATRICK M. PREVOST	For:	407,380,705
	Against:	5,326,452
	Abstain:	1,779,314
	Nonvotes:	102,817,606

TERRY W. RATHERT	For:	407,110,601
	Against:	6,709,480
	Abstain:	666,389
	Nonvotes:	102,817,606

WILLIAM J. WAY	For:	404,466,504
	Against:	9,305,966
	Abstain:	714,001
	Nonvotes:	102,817,606

In addition, the following proposals were voted at the Annual Meeting:

With respect to the advisory vote regarding the compensation of the Company’s named executive officers disclosed in the proxy statement, which vote is referred to as the “say-on-pay vote,” the stockholders have approved the compensation of the Company’s named executive officers, with the votes, rounded to the nearest whole share, cast as follows:

For:	286,871,130
Against:	126,325,607
Abstain:	1,289,735
Nonvotes:	102,817,606

The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2018 was approved by the stockholders, with the votes, rounded to the nearest whole share, cast as follows:

For:	511,728,197
Against:	5,551,514
Abstain:	24,366

SECTION  8 – Other Events

Item 8.01  Other Events.

At the Special Meeting of the Board of Directors of the Company held immediately following the Annual Meeting, the Board of Directors of the Company re-appointed Catherine A. Kehr as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: May 25, 2018	By:	/s/ John C. Ale
		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary